Exhibit 99.1

For Immediate Release

Danka Reports First-Quarter Operating Results

ST. PETERSBURG, FLORIDA (August 3, 2005) – Danka Business Systems PLC (NASDAQ: DANKY) today reported first-quarter revenue of $300.2 million, gross margins of 33.9% and an operating loss of $10.0 million, including a restructuring charge of $6.1 million. These results, as well as results for prior reporting periods, are from continuing operations and are adjusted to exclude Danka’s former Canadian subsidiary, which was sold to Pitney Bowes at the end of the quarter.

“We made good progress to start our new fiscal year,” commented Danka Chief Executive Officer Todd Mavis. “We achieved balanced performance worldwide, a reflection of the work we have done to upgrade our sales teams, selectively expand sales coverage, and improve customer and salesforce retention. We saw meaningful sequential increases in both revenue and gross margins, reflecting improvements in our key retail equipment and retail service segments. In the quarter, we made progress on executing against our Managed Print Services business plan. In addition, we continued to realize cost savings from our Vision 21 cost restructuring program, with SG&A declining both year-over-year and sequentially.”

For the first quarter:

•	Total revenue was $300.2 million, compared to $300.9 million in the year-ago quarter and $291.0 million in the fourth quarter. Retail equipment sales improved by $19.7 million year on year, which was driven in part by a 50% increase in revenue from the sales of color equipment. Service revenue decreased by $18.1 million from the year ago period.

•	Consolidated gross margins were 33.9% of revenue, lower than the 38.6% reported in the year-ago quarter, but higher than last quarter’s 27.6%.

•	SG&A expenses were $105.7 million, a 1.6% decline from the year-ago quarter and 17.7% lower than the fourth quarter. The decrease from prior periods is attributable in part to the realization of cost savings from Danka’s Vision 21 cost restructuring program, lower costs related to Sarbanes-Oxley compliance and reduced bad debt expense. Included in SG&A for the period are an adjustment to long-lived insurance assets, executive separation costs and negative foreign currency movements totaling $4.7 million.

•	The operating loss from continuing operations was $10.0 million, including a $6.1 million restructuring charge. That compares to an operating profit of $8.7 million in the year-ago quarter and an operating loss of $128.0 million in the fourth quarter which included goodwill impairment and restructuring charges of $71.0 and $10.8 million, respectively.

•	Free cash flow (net cash provided by operating activities less capital expenditures) including proceeds from the sale of Canada was $(6.4) million, compared to $8.8 million in the fourth quarter, and $(27.7) million from the same period a year ago.

“Our first quarter performance supports our belief that our Managed Print Services strategy will not only assist us in stabilizing service revenue and margins, but it also will drive equipment sales,” said Mavis. “We continue to balance our targeted growth initiatives against our commitment to permanently take costs out of the business. Additionally, we will continue to evaluate our geographic assets to determine the best strategic opportunities for return on our investments.”

August 3, 2005

“We were also pleased to announce the appointment of our new Chief Financial Officer, Ed Quibell, during the quarter,” concluded Mavis. “Ed has extensive international operational and financial experience and will assume the CFO position next week.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s third-quarter results has been scheduled for today (Wednesday, August 3) at 10:00 a.m. EDT. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555; other international callers should dial 706-643-7754. No conference number is needed. A recording of the call will be available from approximately two hours after it’s completed through 5:00 p.m. EDT on Wednesday, August 10. To access this recording, please call either 800-642-1687 or 706-645-9291 (the conference ID number for replay is 8169953) or visit Danka’s Web site.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Donald W. Thurman, 770-280-3990
Danka London – Paul G. Dumond, 44-207-605-0154

Danka is a registered trademark and TechSource is a trademark of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective

August 3, 2005

implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended June 30, 2005 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended June 30, 2005 and 2004

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	June 30, 2005	June 30, 2004
Revenue:
Retail equipment and related sales	$116,391	$96,683
Retail service	135,094	153,219
Retail supplies and rentals	24,790	27,118
Wholesale	23,973	23,901

Total revenue	300,248	300,921

Cost of sales:
Retail equipment sales and related sales costs	78,819	61,775
Retail service costs	85,094	87,663
Retail supplies and rental costs, including depreciation on rental assets	14,897	16,160
Wholesale costs	19,592	19,264

Total cost of sales	198,402	184,862

Gross Profit	101,846	116,059
Operating expenses:
Selling, general and administrative expenses	105,748	107,500
Restructuring charges	6,087	—
Other expense (income)	57	(101)

Total operating expenses	111,892	107,399

Operating earnings (loss) from continuing operations	(10,046)	8,660
Interest expense	(7,998)	(7,513)
Interest income	228	189

Earnings (loss) from continuing operations before income taxes	(17,816)	1,336
Provision (benefit) for income taxes	1,272	180

Earnings (loss) from continuing operations	(19,088)	1,156

Earnings (loss) from discontinued operations, net of tax of nil	(711)	(735)
Gain (loss) on sale of discontinued operations, net of tax of nil	(321)	—

Net earnings (loss)	$(20,120)	$421

Calculation of net earnings (loss) available to common shareholders
Net earnings (loss) from continuing operations	$(19,088)	$1,156
Dividends and accretion on participating shares	(5,326)	(4,960)

Net earnings (loss) from continuing operations available to common shareholders	$(24,414)	$(3,804)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations per ADS	$(0.38)	$(0.06)
Net earnings (loss) from discontinued operations per ADS	(0.02)	(0.01)

Net earnings (loss) per ADS	$(0.40)	$(0.07)

Weighted average ADSs	63,556	62,756

Danka Business Systems PLC

Consolidated Balance Sheets as of June 30, 2005 and March 31, 2005

(In Thousands)

	June 30, 2005	March 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$89,742	$97,764
Accounts receivable, net	206,488	220,497
Inventories	108,379	93,079
Assets held for sale	—	17,251
Prepaid expenses, deferred income taxes and other current assets	16,701	15,195

Total current assets	421,310	443,786
Equipment on operating leases, net	21,032	22,938
Property and equipment, net	46,074	49,823
Goodwill	206,261	213,531
Other intangible assets, net	2,441	2,476
Deferred income taxes	1,557	8,946
Other assets	24,626	27,526

Total assets	$723,301	$769,026

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$2,955	$2,396
Accounts payable	186,534	170,403
Accrued expenses and other current liabilities	104,544	124,514
Taxes payable	37,147	37,091
Liabilities held for sale	—	7,351
Deferred revenue	37,916	38,697

Total current liabilities	369,096	380,452
Long-term debt and notes payable, less current maturities	238,797	239,406
Deferred income taxes and other long-term liabilities	57,173	65,949

Total liabilities	665,066	685,807

6.5% senior convertible participating shares	305,232	299,906
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,278	5,277
Additional paid-in capital	329,166	329,152
Accumulated deficit	(521,406)	(495,960)
Accumulated other comprehensive loss	(60,035)	(55,156)

Total shareholders’ equity (deficit)	(246,997)	(216,687)

Total liabilities and shareholders’ equity (deficit)	$723,301	$769,026

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2005 and 2004

(In Thousands)

(Unaudited)

	June 30, 2005	June 30, 2004
Operating activities:
Net earnings (loss)	$(20,120)	$421
Earnings (loss) from discontinued operations	(1,032)	(735)

Earnings (loss) from continuing operations	(19,088)	1,156

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	8,561	9,660
Deferred income taxes	(56)	(714)
Amortization of debt issuance costs	521	521
Loss on sale of property and equipment and equipment on operating leases	232	283
Proceeds from sale of equipment on operating leases	3	1,877
Restructuring charges	6,087	—
Changes in net assets and liabilities:
Accounts receivable	15,408	2,980
Inventories	(15,300)	(6,574)
Prepaid expenses and other current assets	(1,737)	(3,607)
Other non-current assets	4,209	2,573
Accounts payable	16,131	764
Accrued expenses and other current liabilities	(27,779)	(22,828)
Deferred revenue	(779)	(5,003)
Other long-term liabilities	(1,306)	(2,420)

Net cash (used in) provided by continuing operations	(14,893)	(21,332)
Net cash (used in) provided by discontinued operations	1,268	68

Net cash (used in) provided by operating activities	(13,625)	(21,264)

Investing activities:
Capital expenditures	(3,556)	(6,507)
Proceeds from sale of subsidiary	11,972	—
Proceeds from the sale of property and equipment	84	166

Net cash provided by (used in) continuing investing activities	8,500	(6,341)
Net cash used in discontinued investing activities	(101)	(70)

Net cash provided by (used in) investing activities	8,399	(6,411)

Financing activities:
Net borrowings under line of credit agreements	764	1,971
Net proceeds (payments) under capital lease arrangements	(834)	(224)
Proceeds from stock options exercised	15	293

Net cash (used in) provided by financing activities	(55)	2,040

Effect of exchange rates	(3,093)	(1,231)

Net (decrease) increase in cash and cash equivalents	(8,374)	(26,866)
Cash and cash equivalents from continuing operations, beginning of period	97,764	110,241
Cash and cash equivalents from discontinued operations, beginning of period	352	2,549

Cash and cash equivalents, end of period	$89,742	$85,924

Danka Business Systems PLC

Adjusted operating earnings (loss) for the three months ended June 30, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2005	June 30, 2004
Operating earnings (loss) from continuing operations	$(10,046)	$8,660
Restructuring charges	6,087	—

Adjusted operating earnings from continuing operations	$(3,959)	$8,660

Danka Business Systems PLC

Free cash flow for the three months ended June 30, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2005	June 30, 2004
Net cash provided by (used in) operating activities from continuing operations	$(14,893)	$(21,332)
Capital expenditures	(3,556)	(6,507)
Proceeds from sale of subsidiary, net*	11,972	—
Proceeds from the sale of property and equipment	84	166

Free cash flow from continuing operations	$(6,393)	$(27,673)

*	non-recurring item

Danka Business Systems PLC

Net Debt as of June 30, 2005 and March 31, 2005

(In Thousands)

(Unaudited)

	June 30, 2005	March 31, 2005
Current maturities of long-term debt and notes payable from continuing operations	$2,955	$2,396
Long-term debt and notes payable from continuing operations	238,797	239,406
Less: Cash and cash equivalents from continuing operations	(89,742)	(97,764)

Net Debt	$152,010	$144,038

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